Exhibit (a)(5)(B)

THE EXCHANGE OFFER DOCUMENTS FILED WITH THE SEC CONTAIN IMPORTANT
INFORMATION REGARDING THE EXCHANGE OFFERS INCLUDING A SUMMARY
TERM SHEET WITH QUESTIONS AND ANSWERS AND MORE DETAILS ABOUT
THE EXCHANGE OFFERS. PLEASE REVIEW SUCH INFORMATION CAREFULLY.

FREQUENTLY ASKED QUESTIONS_EO FILING

I.	Investor Action Choices

What choices do investors in the six HOLDRS (OIH, SMH, PPH, BBH, RTH and RKH) have?

Investors in these HOLDRS Trusts will have the following choices:

▪

Investors can participate in the exchange offer(s) (expected to be launched in 4Q 2011) and exchange their HOLDRS for shares of a new corresponding Market Vectors ETF (an “ETF” and collectively, the “ETFs”). The Bank of New York Mellon (“BNY Mellon”), which serves as the trustee for each of the HOLDRS Trusts and Exchange Agent for each of the exchange offers, will not assess any fees in connection with tendering HOLDRS in the exchange offers; however, investors may be subject to fees charged by financial intermediaries. The exchange offers are structured so that a portion of the exchange of HOLDRS for shares of the ETFs will generally be eligible for tax-free treatment for U.S. federal income tax purposes. However, because certain securities underlying HOLDRS will be sold (and securities will be purchased) to conform each new ETF as closely as possible to its underlying index, HOLDRS investors tendering in the exchange offers will generally realize taxable gains or losses in respect of the securities that will be sold. The amount of securities underlying HOLDRS that will be sold will vary by HOLDRS Trust. Van Eck notes that while not entirely tax free, participation in the exchange offers may have certain tax advantages when compared to other alternatives such as a sale of HOLDRS on the open market. (See “What tax benefits are associated with the exchange?” in the Taxes section of the FAQ)

▪

Investors can sell their HOLDRS on the open market, thereby reducing their exposure to that particular industry. Selling their HOLDRS may involve brokerage commissions charged by financial intermediaries and would be a taxable transaction in respect of an investor’s entire HOLDRS investment. Any HOLDRS sale on the open market must be conducted prior to the expiration of the exchange offers when the HOLDRS receipts will have ceased trading. (See “What if an investor takes no action?”)

▪

Subject to the provisions outlined in the HOLDRS Trust, investors can cancel their HOLDRS by tendering their receipt to BNY Mellon, acting in its capacity as trustee for each of the HOLDRS Trusts, thereby taking possession of their pro rata share of each of the underlying securities. The receipt of the underlying securities would not be a taxable event but, if and when investors ultimately sell their underlying securities, they would be subject to brokerage commissions charged by financial intermediaries and such sales would be taxable events. Cancellations can only occur upon delivery of a round-lot (100 HOLDRS) or an integral multiple of a round lot of HOLDRS to BNY Mellon and payment of applicable taxes, other charges (if any) and BNY Mellon’s cancellation fees. BNY Mellon has advised Van Eck that the cancellation fee will be up to $10 for each round-lot of 100 HOLDRS or portion thereof.

▪	Investors may also choose to take no action, but should be aware of the consequences associated with this option. (See “What if an investor takes no action?”)

Investors should obtain and read documents made available in connection with the exchange offers and evaluate these choices carefully with the help of their own financial and tax advisors.

THE EXCHANGE OFFER DOCUMENTS FILED WITH THE SEC CONTAIN IMPORTANT
INFORMATION REGARDING THE EXCHANGE OFFERS INCLUDING A SUMMARY
TERM SHEET WITH QUESTIONS AND ANSWERS AND MORE DETAILS ABOUT
THE EXCHANGE OFFERS. PLEASE REVIEW SUCH INFORMATION CAREFULLY.

What if an investor takes no action?

▪

Trading in the six HOLDRS will be halted on NYSE Arca approximately 30 minutes prior to the expiration of Van Eck’s exchange offers. The six HOLDRS Trusts will be terminated and delisted shortly thereafter. The trustee is expected to liquidate the HOLDRS approximately four months after termination of the HOLDRS Trusts. It should be noted that after the expiration of the exchange offers, the six HOLDRS will no longer trade on the NYSE Arca or any other national securities exchange and will no longer use HOLDRS ticker symbols. Therefore, there may not be any means for an investor to sell receipts in these six HOLDRS after the exchange offers expire.

▪

If no action is taken (i.e., tendering, selling or cancelling of HOLDRS), investors will be subject to the provisions outlined in the HOLDRS Trusts agreements. Investors are encouraged to evaluate their choices and the consequences with the help of their own financial and tax advisors. While Van Eck has no involvement in these consequences, it is our understanding that the following events would occur:

BNY Mellon, as trustee for each of the HOLDRS Trusts, is expected to continue holding the securities during a wind-down period of four months from the termination date; please review the SEC filings of the HOLDRS Trusts for more detailed information. During this period, investors who did not participate in the exchange offers will have the right to withdraw the underlying securities evidenced by their HOLDRS (together with any dividends or other distributions or net proceeds from the sale of any rights or other property received with respect thereto), by delivering a round-lot or an integral multiple of a round lot of HOLDRS to BNY Mellon and paying the applicable taxes, other charges (if any) and BNY Mellon’s cancellation fees. BNY Mellon has advised Van Eck that the fee for such withdrawal will be up to $10 for each round-lot of 100 HOLDRS or portion thereof.

After the wind-down period, BNY Mellon has the right to and has notified Merrill Lynch of its intent to sell the underlying securities then held by the HOLDRS Trusts and thereafter hold uninvested the net proceeds of any such sale (together with any other cash then held by it, unsegregated and without liability for interest) for the pro rata benefit of the owners of HOLDRS that did not tender into the applicable exchange offer. The liquidation of the unclaimed securities to cash would be a fully taxable event for investors with generally the same tax consequences as if the investors had sold their HOLDRS on the open market. After making such sale, BNY Mellon will be discharged from all obligations under the Depositary Trust Agreements, except to account for such net proceeds and other cash (after deducting, in each case, any applicable fees and expenses).

How do I get notified about developments?

▪	Please visit the Van Eck website after the expected exchange offers commence for additional information or subscribe for future Email Updates.

▪

Investors in the six HOLDRS can expect to receive an information package from their brokerage firm or from D.F. King & Co., Inc., the Information Agent, shortly following the commencement of the exchange offers, which will contain instructions on how to participate in the exchange offers.

THE EXCHANGE OFFER DOCUMENTS FILED WITH THE SEC CONTAIN IMPORTANT
INFORMATION REGARDING THE EXCHANGE OFFERS INCLUDING A SUMMARY
TERM SHEET WITH QUESTIONS AND ANSWERS AND MORE DETAILS ABOUT
THE EXCHANGE OFFERS. PLEASE REVIEW SUCH INFORMATION CAREFULLY.

II. Details of the Exchange Offers

Describe the exchange offer.

▪

Van Eck is offering to exchange all outstanding receipts in the six HOLDRS for shares in six new corresponding ETFs. The six HOLDRS subject to exchange offers are: Oil Services (OIH), Semiconductor (SMH), Pharmaceutical (PPH), Biotech (BBH), Retail (RTH) and Regional Bank (RKH). Technically, there will be six exchange offers, one for each participating HOLDRS Trust.

▪

By participating in the exchange offers, HOLDRS investors will authorize the conversion of the stocks in the HOLDRS Trusts into a diversified basket of stocks that align with the indices underlying the new Market Vectors ETFs.

▪

The transaction is structured for equal value exchanges. The value of the shares in a new ETF received by investors participating in any exchange offer is expected to correspond to the aggregate market price of the securities underlying the HOLDRS subject to such exchange offer as of the close of trading on the date the exchange offers expire. Note: there may be a differential between the secondary market closing price of the HOLDRS and the value of the underlying securities on the date the exchange offers expire, known as a premium or discount. The risks of the transaction to rebalance the portfolio are described in detail in the exchange offer documents.

▪

A complete description of the exchange offers will be included in the offering documents, which will be provided to current investors in the six HOLDRS. Investors should read the applicable offering documents carefully before making a decision regarding whether to tender in the exchange offers.

What are some of the main factors to consider regarding the exchange offers?

▪	Van Eck’s proposed exchange offers are expected to allow participating investors the opportunity for uninterrupted exposure to target industries.

▪	The new ETFs are expected to trade under the corresponding HOLDRS’ ticker symbols.

▪

Van Eck believes that ETFs offer a more dynamic investment vehicle than HOLDRS since ETFs are better able to reflect changes in the composition of industry sectors that inevitably occur over time. HOLDRS use a depositary trust structure which means that their initial portfolio of securities generally remains static over time. In comparison, ETFs are able to rebalance their portfolios periodically and track an underlying index.

▪

Investors participating in the exchange offers will not bear any costs relating to the exchange offers, though they may be subject to fees charged by their financial intermediaries. Alternatively, investors cancelling their HOLDRS will be subject to cancellation fees charged by BNY Mellon, as trustee for each of the HOLDRS Trusts. For investors selling their HOLDRS, applicable brokerage fees and commissions may apply. (See “Will I have to pay any brokerage fees or commissions?”)

▪

Certain tax advantages are associated with participating in the exchanges, as compared to other alternatives. (See “What tax benefits are associated with the exchange?” in the Taxes section of the FAQ.)

▪	Each new ETF will have a net expense ratio of 35 basis points, 0.35% of the ETF’s assets (subject to certain

THE EXCHANGE OFFER DOCUMENTS FILED WITH THE SEC CONTAIN IMPORTANT
INFORMATION REGARDING THE EXCHANGE OFFERS INCLUDING A SUMMARY
TERM SHEET WITH QUESTIONS AND ANSWERS AND MORE DETAILS ABOUT
THE EXCHANGE OFFERS. PLEASE REVIEW SUCH INFORMATION CAREFULLY.

exceptions set forth in the ETF prospectus). Expenses for the new ETFs are expected to be capped contractually through at least April 30, 2013 but could be extended at the Advisor’s discretion. In contrast, HOLDRS have a custody fee of $0.02 per HOLDRS receipt per quarter ($8 per year per 100 HOLDRS receipts), which is subtracted from any cash dividends or distributions paid by the underlying securities.

Will the exchange offers affect options trading on these six HOLDRS?

▪

Van Eck believes the exchange offers may have implications for some HOLDRS options investors (in OIH, SMH, PPH, BBH, RTH and RKH), particularly those investors with options expiring subsequent to the expiration date of the exchange offers. At this time, Van Eck understands the Options Clearing Corporation (“OCC”) has made no determination regarding the exchange offer and has offered no indication of what action, if any, may be taken with regard to the offers. Van Eck intends to post any OCC determination to its website at such time as it may become publicly available. It should be noted that existing options are not issued by the HOLDRS Trusts.

Will I have to pay any brokerage fees or commissions?

▪

Investors participating in the exchange offers will not bear any costs relating to the exchange offers. Note, however, that if you own your HOLDRS through a financial intermediary that tenders your HOLDRS for exchange on your behalf, you may be charged a fee by that intermediary. You should consult your financial intermediary to determine whether any such fees will apply.

▪	In addition, Van Eck will bear the costs of printing and mailing materials to HOLDRS Investors, certain legal and filing fees, and fees and expenses of the Exchange Agent and the Information Agent.

▪	For investors cancelling their HOLDRS, BNY Mellon (as trustee for each of the HOLDRS Trusts) may charge applicable cancellation fees of up to $10 per 100 HOLDRS surrendered.

▪	For investors selling their HOLDRS, brokerage fees and/or commissions charged by financial intermediaries may apply.

What potential tax benefits are associated with the exchange?

▪	Please see the Taxes section of the FAQ for detailed information regarding potential tax advantages associated with participation in the exchange offers.

What portion of the HOLDRS’ portfolios will be sold in order to conform, as closely as possible, to the ETFs’ underlying indices?

▪

Van Eck expects to provide a breakdown of the rebalancing transaction on a per HOLDRS Trust basis after the close of the exchange offers. This information will be made available on the Van Eck website. As of September 26, 2011, we expect that the following percentages of securities underlying the respective HOLDRS will be sold in the rebalancing transaction: OIH: 28.21%; SMH: 43.43%; PPH: 52.60%; BBH: 63.51%; RTH: 26.11%; RKH: 76.17%. The gain (or loss) recognized on the rebalancing transaction by HOLDRS investors will also depend on the particular securities sold and would vary depending on the HOLDRS investor’s tax basis in the securities sold. Note that these percentages may change between now and the expiration of the exchange offers.

THE EXCHANGE OFFER DOCUMENTS FILED WITH THE SEC CONTAIN IMPORTANT
INFORMATION REGARDING THE EXCHANGE OFFERS INCLUDING A SUMMARY
TERM SHEET WITH QUESTIONS AND ANSWERS AND MORE DETAILS ABOUT
THE EXCHANGE OFFERS. PLEASE REVIEW SUCH INFORMATION CAREFULLY.

▪	A comparison of the constituents of each HOLDRS Trust versus the corresponding new Market Vectors index as of a recent date can be found on the Van Eck website, vaneck.com/holdrs/overview.

What is the expected sequence of events of the exchange offers?

▪	Van Eck and Merrill Lynch entered into the purchase agreement on August 11, 2011.

▪	Van Eck filed the exchange offer documents (one set for each of the six HOLDRS) with the Securities and Exchange Commission (“SEC”) on September 30, 2011.

▪

Van Eck expects that Market Vectors ETF Trust will commence the exchange offers as soon as possible after such comments become effective, which is expected to be approximately 30 days after filing the exchange offer documents with the SEC. Under SEC rules, the exchange offers must remain open for at least 20 business days. The exchange offers may be extended upon the request of either Van Eck or Merrill Lynch for up to an additional 20 business days, but there is no guarantee that they will do so.

▪

When the exchange offers commence, D.F. King & Co., Inc., the Information Agent, will distribute information about each exchange offer and the new corresponding ETF to current HOLDRS investors. This material will inform investors of their rights and the procedures to participate in the exchange offers.

▪	Investors who want to participate in the exchange offers must communicate that decision to their financial intermediary, as instructed in the exchange offer documents.

▪	Once the exchange offers are concluded, BNY Mellon will deliver shares of the appropriate new Market Vectors ETFs to the account of each HOLDRS investor who participated in the exchange offers.

▪

The six new Market Vectors ETFs are expected to begin trading on the trading day immediately following the expiration of the exchange offers. The six new ETFs are expected to trade under the ticker symbols previously used by each of the corresponding HOLDRS (e.g., OIH).

▪	A timeline can be found on the Van Eck website, vaneck.com/holdrs/timeline.

▪	Investors can sign up for Email Updates pertaining to important exchange offer dates at vaneck.com/holdrs/subscribe.

How will Van Eck communicate with HOLDRS’ investors about the exchange offers and new ETFs?

▪

To keep investors informed, Van Eck has enlisted the help of D.F. King & Co., Inc. as Information Agent in connection with the exchange offers. D.F. King is a leading full-service proxy solicitation and corporate/financial communications firm. Information about the firm can be found at http://main.dfking.com. D.F. King will send current investors of the six HOLDRS subject to the exchange offers an information package, either directly or through their broker-dealer of record. Investors may call D.F. King toll-free at 800.290.6424. Banks and brokers may call 212.269.5550.

THE EXCHANGE OFFER DOCUMENTS FILED WITH THE SEC CONTAIN IMPORTANT
INFORMATION REGARDING THE EXCHANGE OFFERS INCLUDING A SUMMARY
TERM SHEET WITH QUESTIONS AND ANSWERS AND MORE DETAILS ABOUT
THE EXCHANGE OFFERS. PLEASE REVIEW SUCH INFORMATION CAREFULLY.

▪ Van Eck will disseminate news and public relations announcements about the exchange offers in the financial and trade press.

▪ Van Eck’s website (vaneck.com/holdrs) contains useful information pertinent to the exchange offers.

▪ Investors may sign up for Email Updates via vaneck.com/holdrs.

How do investors in the six HOLDRS participate in the exchange offers?

▪

Complete instructions for tendering HOLDRS receipts in the exchange offers can be found in the offering documents. You should receive a copy of these documents from D. F. King & Co., Inc. either directly or through your brokerage firm shortly after the commencement of the exchange offers. These documents will also be made available on Van Eck’s website, vaneck.com/holdrs, and on the Securities and Exchange Commission’s web site, sec.gov.

If an investor participates in the exchange offer for one of the six HOLDRS, will investments in other HOLDRS be affected?

▪

Exchange offers are being made to investors in the following six HOLDRS: Oil Services (OIH), Semiconductor (SMH), Pharmaceutical (PPH), Biotech (BBH), Retail (RTH) and Regional Bank (RKH). Whether or not HOLDRS investors participate in the ofter to exchange in any of the six HOLDRS will have no bearing on any other HOLDRS they own.

How will I know if my election form has been received?

▪ Your brokerage firm will confirm receipt.

Can I withdraw previously tendered HOLDRS?

▪

You may withdraw previously tendered HOLDRS at any time prior to the expiration of the applicable exchange offer. You should contact your financial intermediary to determine the cutoff date and time applicable to withdrawals administered by such financial intermediary.

▪

To withdraw previously tendered HOLDRS, you must instruct the financial intermediary to arrange for the withdrawal of your tendered HOLDRS and your financial intermediary must timely and properly do so.

III. Taxes

Investors should carefully read the exchange offer documents including the information about the tax consequences of the exchange offers when deciding whether to participate in the exchange offers. Investors should consult their own tax advisors regarding the tax consequences under all applicable tax laws of participating or not participating in the exchange offers, including any particular tax consequences pertaining to their situation.

THE EXCHANGE OFFER DOCUMENTS FILED WITH THE SEC CONTAIN IMPORTANT
INFORMATION REGARDING THE EXCHANGE OFFERS INCLUDING A SUMMARY
TERM SHEET WITH QUESTIONS AND ANSWERS AND MORE DETAILS ABOUT
THE EXCHANGE OFFERS. PLEASE REVIEW SUCH INFORMATION CAREFULLY.

A.	Taxes Related to the Exchanges

What are the U.S. federal income tax consequences of exchanging shares of HOLDRS for shares of new ETFs?

▪	For U.S. federal income tax purposes, HOLDRS investors are treated as directly owning the securities underlying the HOLDRS.

▪

Some securities held within each HOLDRS Trust will be transferred in-kind at the time of the exchange to the corresponding ETF without triggering a taxable event for U.S. federal income tax purposes. The unrealized gains or losses in respect of such securities will remain deferred until ETF shares are sold by investors or the ETF sells such securities (in which case, such recognized gain (or loss) will impact the ETF’s overall calculation of its income).

▪

Other securities held within each HOLDRS Trust will be sold (and securities will be purchased) in order to rebalance the portfolio to conform each new ETF as closely as possible to the index tracked by such ETF. For U.S. federal income tax purposes, investors that participate in an exchange offer will generally recognize taxable gains or losses with respect to the securities that are sold.

▪

The amount of securities underlying HOLDRS that will be sold will vary by HOLDRS Trust and will depend, in part on the applicable diversification requirements under U.S. federal income tax rules for regulated investment companies, including the ETFs, and in part on the differences between the securities held within a HOLDRS Trust and the securities in the underlying index that the new ETF is seeking to track.

What potential tax benefits are associated with the exchange (versus other action alternatives)?

▪

Generally speaking, Van Eck is structuring the exchange offers so that a portion of the exchange of HOLDRS for shares of the ETFs will benefit from tax-free exchange treatment for U.S. federal income tax purposes. However, because certain securities underlying the HOLDRS will be sold (and securities will be purchased) in order to rebalance the portfolio to conform each new ETF as closely as possible to the index tracked by such ETF, HOLDRS investors tendering in the exchange offers will generally realize taxable gains or losses in respect of the securities that will be sold. The amount of securities underlying HOLDRS that will be sold will vary by HOLDRS Trust. Any unrealized gain or loss in respect of securities underlying HOLDRS that are not sold and transferred into the ETFs will remain deferred until ETF shares are sold by investors or the ETF sells such securities (in which case, such recognized gain (or loss) will impact the ETF’s overall calculation of its income).

▪

In contrast, if an investor chooses not to participate in the exchange offer(s), other alternatives (such as a sale of HOLDRS on the open market before or after the exchange offers, or a termination of the HOLDRS Trust by the trustee) may result in different tax treatment, with the possibility of the entire transaction being taxable. Investors should consult their own tax advisors regarding the tax consequences under all applicable tax laws of participating or not participating in the exchange offers, including any particular tax consequences pertaining to their situation.

▪

In addition, participating in the exchange offers may result in simplified tax and investment recordkeeping, compared to taking delivery of the underlying, unbundled shares. Investors in each new ETF will maintain one investment per ETF, as compared to maintaining records for multiple underlying HOLDRS securities.

THE EXCHANGE OFFER DOCUMENTS FILED WITH THE SEC CONTAIN IMPORTANT
INFORMATION REGARDING THE EXCHANGE OFFERS INCLUDING A SUMMARY
TERM SHEET WITH QUESTIONS AND ANSWERS AND MORE DETAILS ABOUT
THE EXCHANGE OFFERS. PLEASE REVIEW SUCH INFORMATION CAREFULLY.

What information related to the estimated tax impact of the exchange will be provided to HOLDRS investors?

▪

BNY Mellon will be provided information detailing the gross proceeds from underlying securities sold in the rebalance transactions and will arrange notification of the availability of such information to DTC and/or other nominees holding HOLDRS on behalf of investors, so that the appropriate tax information may be computed and reported to tendering investors. Note that Van Eck Global does not guarantee that each broker will report this information.

▪

Van Eck also expects to make this information available on the Van Eck website sometime after the close of the exchange offers. As of September 26, 2011, we expect that the following percentages of securities underlying the respective HOLDRS will be sold in the rebalancing transaction: OIH: 28.21%; SMH: 43.43%; PPH: 52.60%; BBH: 63.51%; RTH: 26.11%; RKH: 76.17%. The gain (or loss) recognized on the rebalancing transaction by HOLDRS investors will also depend on the particular securities sold and would vary depending on the HOLDRS investor’s tax basis in the securities sold. Note that these percentages may change between now and the expiration of the exchange offers.

▪

Each investor, in consultation with its tax advisor, is ultimately responsible for determining any gain or loss to such investor that will generally result from the sale of underlying securities paying any income taxes due.

How can investors determine their tax basis for the securities underlying HOLDRS?

▪

Each investor is responsible for determining the tax basis in the securities underlying such investor’s HOLDRS, which will be necessary to compute any gain or loss recognized with respect to securities that are sold in the portfolio rebalancing transactions as well as determine the initial tax basis in the ETF shares. An investor’s initial tax basis in the securities underlying the HOLDRS generally is determined by allocating the purchase price paid for the HOLDRS among the underlying securities based on their relative fair market values at the time of the HOLDRS purchase. Van Eck Global does not have access to this information. This information can be obtained from statements, confirmations or, possibly, from such investor’s brokerage firm or financial advisor. In addition, the HOLDRS website, holdrs.com, provides a cost basis calculator.

B.	Taxes Related to the new ETFs

Are there any tax advantages of ETFs?

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Unlike many conventional mutual funds which are only bought and sold at closing NAVs, shares of ETFs have been designed to be tradable in a secondary market on an intra-day basis and to be created and redeemed in-kind in Creation Units at each day’s market close.

▪

These in-kind arrangements are designed to mitigate adverse effects on an ETF’s portfolio that could arise from frequent cash purchase and redemption transactions that affect the NAV of the ETF. Moreover, in contrast to conventional mutual funds, where frequent redemptions can have an adverse tax impact on taxable shareholders because of the need to sell portfolio securities which, in turn, may generate taxable gain, the in-kind redemption mechanism of the ETF, to the extent used, generally is not expected to lead to a tax event for shareholders.

THE EXCHANGE OFFER DOCUMENTS FILED WITH THE SEC CONTAIN IMPORTANT
INFORMATION REGARDING THE EXCHANGE OFFERS INCLUDING A SUMMARY
TERM SHEET WITH QUESTIONS AND ANSWERS AND MORE DETAILS ABOUT
THE EXCHANGE OFFERS. PLEASE REVIEW SUCH INFORMATION CAREFULLY.

Will Van Eck report dividends and distributions from the ETFs to the IRS?

▪	Yes. Van Eck expects to report any dividend and capital gains distributions from the ETFs to the IRS on Form 1099.

[text of filing]

Important Disclosure

The information contained in the registration statements for the new ETFs referred to herein is not complete and may be changed.  Van Eck may not sell these securities until the registration statements filed with the Securities and Exchange Commission become effective. The prospectus (or Statement of Additional Information) contained in each registration statement is not an offer to sell the securities referenced therein and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This communication is neither an offer to buy nor a solicitation of an offer to sell any of the HOLDRS or new ETF shares. The exchange offers are being made only pursuant to the exchange offer documents, which will be distributed to holders of the outstanding HOLDRS and have been filed with the Securities and Exchange Commission (the “SEC”) as part of the Registration Statement.  INVESTORS AND SECURITY HOLDERS OF HOLDRS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFERS. SUCH DOCUMENTS ARE FREE OF CHARGE THROUGH THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV, BY CALLING THE SEC AT 800.SEC.0330, OR BY DIRECTING A REQUEST TO D.F. KING & CO., THE INFORMATION AGENT, AT 800.290.6424.

All information in this communication(other than opinions or expectations) concerning applicable HOLDRS, including their business and operations, was provided by Merrill Lynch & Co., Inc. All information in this communication concerning Van Eck ETFs, including its business, operations and financial results, was provided by Van Eck. Information on HOLDRS assets under management and trading volume was sourced from Bloomberg.

Certain statements made in this communication that are not historical facts are referred to as "forward-looking statements" under the U.S. federal securities laws. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the historical experience of Van Eck and the ETFs managed by Van Eck and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Van Eck and the ETFs managed by Van Eck undertake no responsibility to update publicly or revise any forward-looking statements.

Investing involves risk, including possible loss of principal. An investor should consider the investment objective, risks, charges and expenses of an ETF carefully before investing. Please read the prospectus and summary prospectus carefully before investing.  Investors may obtain free copies of the prospectus and summary prospectus, exchange offer documents, and other documents (when they become available) filed with the SEC at the SEC’s web site at www.sec.gov. In addition, free copies of the prospectus and summary prospectus, exchange offer documents and other documents filed with the SEC may also be obtained after the registration statements become effective by directing a request to: Van Eck Securities Corporation, Distributor, 335 Madison Avenue, New York, NY 10017 or by calling: 800.826.2333 or visiting vaneck.com/etf.